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                                                               EXHIBIT (11)(a)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                           June 30, 2005


Van Kampen Municipal Opportunity Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                  Re:  Registration Statement on Form N-14 for
                       Van Kampen Municipal Opportunity Trust
                       (the "Registration Statement")
                       (File No. 811-06567)
                       --------------------------------


     We hereby consent to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP